UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2009

(Date of earliest event reported)

CYBERSOURCE CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	000-26477	77-0472961
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 965-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 22, 2009, CyberSource Corporation issued a press release announcing its third quarter earnings results. A copy of the press release is attached as Exhibit 99.1.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 22, 2009, in the same release announcing its third quarter earnings results, CyberSource announced the following management changes and other actions:

•	William S. McKiernan is resigning as CyberSource’s Chief Executive Officer, effective January 1, 2010. Mr. McKiernan will remain with the company as Executive Chairman.

•	Scott R. Cruickshank’s employment as CyberSource’s President and Chief Operating Officer terminated as of today.

•

Michael A. Walsh, CyberSource’s Senior Vice President of Worldwide Sales, will become the President and Chief Executive Officer, effective January 1, 2010. Mr. Walsh’s biography appears in CyberSource’s 2009 proxy statement, which was filed with the SEC on March 31, 2009, and is incorporated by reference herein.

The Board of Directors has not yet determined the modifications that will be made to the compensation arrangements of Messrs. McKiernan and Walsh in connection with these management changes.

A copy of the press release announcing these management changes is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(D) Exhibits

99.1	Press Release issued by CyberSource Corporation dated October 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

	By:	/S/ STEVEN D. PELLIZZER
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President of Finance

Date: October 22, 2009